EXHIBIT 5.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Falconbridge Limited on Form F-9 (File No. 333-13920) and the Registration Statement of Falconbridge Limited on Form F-9 filed the date hereof of our report dated January 31, 2003 appearing in the Annual Report on Form 40-F of Falconbridge Limited for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of each of the Registration Statements.

/s/  DELOITTE & TOUCHE LLP

Toronto, Canada
May 20, 2003